UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2009

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 25, 2009, Airspan Networks Inc. (the “Company”) and its wholly-owned subsidiary, Airspan Communications Limited, entered into an amendment and restatement of their August 1, 2006 Loan and Security Agreement, as previously amended on August 7, 2007 and August 21, 2008 (as so amended and restated, the “Restated Loan and Security Agreement”), with Silicon Valley Bank (“SVB”), with respect to a revolving credit line.

At December 31, 2008, the Company was not in compliance with the covenant related to the “minimum tangible net worth” to be maintained by the Company.  At December 31, 2008, the tangible net worth requirement was $30 million and the Company’s actual tangible net worth was $25.8 million.  In the Restated Loan and Security Agreement, SVB agreed to waive such violation.  In addition, in the Restated Loan and Security Agreement, the covenant related to the “minimum tangible net worth” to be maintained by the Company was decreased from $30 million to $18 million at March 31, 2009, $14 million at June 30, 2009, $13 million at September 30, 2009 and $12 million at December 31, 2009, and thereafter.  There can be no assurance that the Company will meet the requirements of the revised covenant.

Pursuant to the Restated Loan and Security Agreement, effective March 25, 2009, amounts payable under the Loan and Security Agreement bear interest at SVB’s prime rate plus 4.0% per annum, subject to a minimum rate of 8.0% per annum.  Prior to that effective date, amounts payable under the Loan and Security Agreement bore interest at SVB’s prime rate plus a percentage ranging from 0.0% to 1.75% per annum, depending on certain financial and collateral tests.

Also, in the Restated Loan and Security Agreement, the maturity date was extended from December 31, 2009 to March 31, 2010.

In connection with the foregoing, the Company agreed to pay SVB an extension fee of $22,500 and a restructuring fee of $20,000.

The foregoing description of the Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Loan and Security Agreement dated as of March 25, 2009 among Silicon Valley Bank, Airspan Networks Inc. and Airspan Communications Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

By:	/s/ David Brant
David Brant Senior Vice President and Chief Financial Officer

Date:  March 31, 2009

EXHIBIT INDEX

10.1	Amended and Restated Loan and Security Agreement dated as of March 25, 2009 among Silicon Valley Bank, Airspan Networks Inc. and Airspan Communications Limited